UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2006

Altus Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-51711	04-3573277
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

125 Sidney Street, Cambridge, Massachusetts		02139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-299-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Collaboration and License Agreement

On December 19, 2006, Altus Pharmaceuticals Inc. ("Altus") entered into a Collaboration and License Agreement (the "Collaboration Agreement") with Genentech, Inc. ("Genentech") relating to the development, manufacture and commercialization of pharmaceutical products containing crystallized human growth hormone using Altus’ proprietary technology (the "Products"). The Collaboration Agreement covers the sale of Products in the United States, Canada and Mexico ("North America"), and Genentech has an option to extend the collaboration globally. The effectiveness of the Collaboration Agreement is subject to customary closing conditions including, if applicable, approval or clearances under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

In consideration of the rights granted to Genentech under the Collaboration Agreement, Genentech agreed to pay Altus an amount equal to $15,000,000 within thirty days after the effectiveness of the Collaboration Agreement, with the potential for Altus to receive additional payments of approximately $148 million contingent upon the achievement of certain milestone events. Royalty payments to be made by Genentech will be based on any annual net sales of certain Products resulting from the collaboration. Altus has the option to co-promote Products with Genentech in North America. Genentech agreed to pay development, manufacturing, regulatory and commercialization costs relating to Products in North America.

If Genentech exercises its option to extend the collaboration globally, Altus could potentially receive additional payments of up to $110,500,000, comprising an option exercise fee and payments contingent upon the achievement of certain milestone events relating to countries outside of North America. In such event, Genentech agreed to make royalty payments based on any annual net sales of certain Products outside of North America.

If Genentech does not exercise its option to extend the collaboration to countries outside North America within a certain period, Altus will retain rights to develop, manufacture and commercialize Products in countries outside of North America. In such event, subject to material compliance by Altus with its obligations under the Agreement, Genentech agreed to make available to Altus for development and commercialization of Products outside of North America both clinical and other data for a percentage of development costs and, on terms to be agreed, human growth hormone.

Genentech is entitled to receive royalties from Altus based on net sales of any products sold by Altus that use certain technology developed pursuant to the collaboration. Genentech has a right of first negotiation with respect to licensing certain Altus crystallization technology for Products not otherwise licensed to Genentech under the Collaboration Agreement.

The Collaboration Agreement will expire when all royalty obligations end, which will be a minimum of ten years following the first commercial sale of any Product. Genentech may terminate the Collaboration Agreement with or without cause on one hundred eighty days notice or on shorter notice following the occurrence of certain regulatory events or certain events relating to the insolvency of Altus. Genentech may also terminate certain aspects of the Collaboration Agreement following an acquisition of Altus. Either party may terminate the Collaboration Agreement in the event that the other party materially breaches certain of its obligations under the Collaboration Agreement. In the event that Genentech terminates the Collaboration Agreement due to certain breaches by Altus, Genentech may be entitled to credit certain payments to Altus against future royalties otherwise payable to Altus under certain licenses that survive such termination. If Altus terminates the Collaboration Agreement due to certain breaches by Genentech, or if Genentech terminates the Collaboration Agreement for convenience, Genentech will provide Altus with certain rights and information to support the continued development and commercialization of Products by Altus subject to the payment of royalties to Genentech. If Genentech terminates the Collaboration Agreement for any reason other than convenience or in other defined circumstances, certain of Genentech’s obligations, including its obligation to pay royalties and certain other payments, will continue.

Common Stock Purchase Agreement

On December 19, 2006, Altus also entered into a Common Stock Purchase Agreement with Genentech (the "Stock Purchase Agreement"). Under the terms of the Stock Purchase Agreement, at the closing, Altus agreed to issue and sell to Genentech 794,575 shares (the "Shares") of common stock, $0.01 par value per share, of Altus for an aggregate purchase price of $15,000,000. The completion of the sale and issuance of the Shares to Genentech is subject to the satisfaction of customary conditions and the Collaboration Agreement becoming effective.

Registration Rights Agreement

At the closing of the purchase and sale of the Shares under the Stock Purchase Agreement, Altus and Genentech will enter into a Registration Rights Agreement (the "Registration Rights Agreement"), pursuant to which Altus will grant to Genentech rights to cause Altus to register the Shares under the Securities Act of 1933, as amended, on a Form S-3 registration statement upon demand at any time after the later of (i) April 30, 2007 and (ii) the date that Altus is eligible to use a Form S-3 registration statement.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above with respect to the sale and issuance of the Shares to Genentech is incorporated herein by reference.

The Shares that may be issued to Genentech upon the satisfaction of the conditions set forth in the Stock Purchase Agreement, as described above, would be issued in reliance on the exemption from the registration provisions of the Securities Act of 1933, as amended, set forth in Section 4(2) promulgated thereunder relative to sales by an issuer not involving any public offering. Genentech has represented to Altus in the Stock Purchase Agreement that it is acquiring the shares for investment purposes and not distribution, that it can bear the risks of the investment and that it has received from Altus and Altus’ management all of the information that Genentech considers appropriate to evaluate whether to purchase the Shares.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altus Pharmaceuticals Inc.

December 22, 2006	By:	Jonathan I. Lieber

Name: Jonathan I. Lieber
Title: Vice President, Chief Financial Officer and Treasurer